Solo Brands, Inc. Announces Fiscal 2026 First Quarter Results

Company Reaffirms Annual Guidance; New Product Innovation Supports Improving Sales Trends Exiting the Quarter

Grapevine, Texas, May 14, 2026: Solo Brands, Inc. (OTCQB: SBDS) (“Solo Brands” or “the Company”), a leading portfolio of lifestyle brands (Solo Stove, Chubbies, ISLE and Oru) that are redefining the outdoor and apparel industries, today announced its financial results for the three months ended March 31, 2026.

“The first quarter reflects meaningful progress in our transformation as we operate Solo Brands with a leaner cost structure, stronger cash discipline, and a sharper focus on profitability,” said John Larson, President and Chief Executive Officer. “While top-line performance remained challenged, particularly within Solo Stove, the decisive actions we’ve taken over the past year have significantly reduced expenses, improved our year-over-year loss profile, and delivered positive Adjusted EBITDA. As we build on this foundation and exit the quarter with improving trends, we are reaffirming our full-year outlook.

“Consumer demand remained uneven during the quarter, and certain retailer orders shifted from the first quarter into the second quarter relative to the prior year. Encouragingly, we are seeing positive year-over-year sales growth in April, and the momentum has carried into early May following our successful launch of four new Solo Stove products in March and the introduction of new Watersports products at Costco,” Larson concluded.

Consolidated First Quarter 2026 Highlights Compared to First Quarter 2025
•Net sales of $62.9 million decreased 18.6% from $77.3 million, primarily the result of the decline in both direct-to-consumer (“DTC”) and retail channel net sales within the Solo Stove segment, and, to a lesser extent, declines in both channels within the Chubbies segment.
•Gross profit of $32.9 million, or 52.3% of net sales, compared to 55.2% a year ago. Adjusted gross profit(1) of $33.1 million, or 52.7% of net sales, compared to 55.4% a year ago. These declines were primarily due to the impact of tariffs, and to a lesser degree, sales mix during the first quarter of 2026.
•Operating expenses of $37.6 million decreased 29.3% from $53.2 million.
•Selling, general & administrative expenses of $33.2 million decreased 14.8% from $39.0 million, primarily based on lower employee-based compensation company-wide and lower marketing costs within the Solo Stove segment, both reflective of our disciplined, efficiency-driven spend management and ongoing payroll reduction efforts.
•Restructuring, contract termination and impairment charges were $0.3 million compared to $5.8 million.
•Net loss attributable to Solo Brands, Inc. of $5.5 million, or $2.18 diluted loss per share of Class A common stock(2), improved over the net loss attributable to Solo Brands, Inc. of $12.2 million, or $8.27 diluted loss per share of Class A common stock(2). Adjusted net loss attributable to Solo Brands, Inc.(1) of $7.5 million, or $2.98 adjusted diluted loss per share of Class A common stock(1)(2), compared to an adjusted net loss attributable to Solo Brands, Inc.(1) of $4.7 million, or $3.18 adjusted diluted loss per share of Class A common stock(1)(2) from the prior period.
•Adjusted EBITDA(1) of $1.6 million, or 2.5% of net sales, compared to $3.5 million, or 4.5% of net sales.

Segment First Quarter 2026 Highlights Compared to First Quarter 2025

Solo Stove
•Net sales of $16.0 million declined 38.7%, reflecting lower unit volumes driven by the Company’s continued focus on pricing and promotional discipline within the DTC channel, as well as softness in the retail channel as partners work through elevated legacy inventory levels ahead of new product introductions.
•Segment EBITDA of $(1.7) million, or (10.5)% of net sales, compared to $(1.5) million, or (5.7)% of net sales reflecting the benefit of ongoing cost reduction initiatives amid lower net sales.
Chubbies
•Net sales of $36.7 million decreased 14.1%, reflecting lower DTC channel sales, and timing of retail shipments within the retail channel.
•Segment EBITDA of $7.3 million, or 20.0% of net sales, declined from $11.3 million, or 26.5% of net sales.

Consolidated Balance Sheet

Cash and cash equivalents were $16.5 million as of March 31, 2026 compared to $20.0 million at December 31, 2025.

Inventory was $82.9 million as of March 31, 2026 relatively flat compared to $81.6 million at December 31, 2025 despite tariff impacts.

Outstanding borrowings(3) were $258.9 million, including interest paid-in-kind, under the 2025 Term Loan (as defined herein) as of March 31, 2026, and $15.0 million under the 2025 Revolving Credit Facility (as defined herein) for the same period. As of March 31, 2026, availability for future draws under the 2025 Revolving Credit Facility, based on the borrowing base as of such date, was $63.6 million, net of issued letters of credit.

Full Year 2026 Outlook(4)

We are reaffirming our 2026 financial guidance as follows:
•Net sales are expected to be between $280 million and $310 million for 2026.
•Adjusted EBITDA(1)(5) is expected to be between $24 million and $30 million for 2026.
Full year 2026 guidance assumes:
•Continued uneven demand environment.
•Estimated tariff impacts considering recent judicial decisions, including receipt of anticipated refunds and rate reductions.
•Positive impact from existing and incremental payroll reductions and restructuring discussed on March 19 and May 14, 2026, earnings conference calls.

(1) This press release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this press release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2) Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis (the “Corporate Simplification”). See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.
(3) On June 13, 2025, the Company entered into an amendment (the “2025 Credit Agreement”) to its existing credit agreement. The 2025 Credit Agreement consists of (i) a term loan with an aggregate principal amount of $240.0 million (“2025 Term Loan”) and (ii) a revolving credit facility with an initial committed amount of $90.0 million (“2025 Revolving Credit Facility”). The 2025 Revolving Credit Facility includes (i) a sub-limit of $10.0 million for swing line loans and (ii) a separate sub-limit of $20.0 million for the issuance of letters of credit. See our 2025 Form 10-K for additional details regarding the 2025 Credit Agreement.
(4) The Company’s full year 2026 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.
(5) The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Conference Call Details

A conference call to discuss the Company's first quarter 2026 results is scheduled for May 14, 2026, at 9:00 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial 1-866-652-5200 (international callers, please dial 1-412-317-6060) approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available in the investor relations section of Solo Brands’ website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until May 21, 2026. To access the telephone replay, dial 1-855-669-9658 (international callers, please dial 1-412-317-0088). The access code for the replay is 3985726. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through four lifestyle brands – Solo Stove, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our financial outlook for 2026, improving sales trends, the expected benefits from our strategic transformation, our future financial position and plans for revenue growth, turnaround efforts and business strategy, our launch of new products, including our partnership with Costco, and related impacts to future financial results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our future ability to continue as a going concern; our ability to realize expected benefits from our strategic plans; our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to collect refunds from tariffs paid under the International Emergency Economic Powers Act; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; our ability to relist to a national exchange; risks associated with fluctuations in the price of our Class A common stock; risks associated with our indebtedness, including the limits imposed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls, including write-offs; geopolitical actions, natural disasters, or pandemics; the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Net sales	$62,881	$77,252
Cost of goods sold	29,978	34,647
Gross profit	32,903	42,605
Operating expenses
Selling, general & administrative expenses	33,205	38,990
Depreciation and amortization expenses	4,108	6,889
Restructuring, contract termination and impairment charges	305	5,839
Other operating expenses	22	1,530
Total operating expenses	37,640	53,248
Income (loss) from operations	(4,737)	(10,643)
Non-operating (income) expense
Interest expense, net	7,493	5,570
Other non-operating (income) expense	(148)	(580)
Total non-operating (income) expense	7,345	4,990
Income (loss) before income taxes	(12,082)	(15,633)
Income tax expense (benefit)	(6,616)	2,944
Net income (loss)	(5,466)	(18,577)
Less: net income (loss) attributable to noncontrolling interests	—	(6,385)
Net income (loss) attributable to Solo Brands, Inc.	$(5,466)	$(12,192)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$(159)	$—
Comprehensive income (loss)	(5,625)	(18,577)
Less: net income (loss) attributable to noncontrolling interests	—	(6,385)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(5,625)	$(12,192)

Net income (loss) per Class A common stock
Basic and diluted(1)	$(2.18)	$(8.27)

Weighted-average Class A common stock outstanding
Basic and diluted(1)	2,507	1,475
(1) Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis. See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.

Solo Brands, Inc.
Segment Operating Results
(Unaudited)

	Three Months Ended March 31, 2026
(in thousands)	Solo Stove	Chubbies
Net sales	$16,026	$36,675
Cost of goods sold	6,681	16,749
Marketing expense	3,419	3,282
Employee-related compensation	2,104	3,039
Other segment operating expenses	5,508	6,288
Segment EBITDA	$(1,686)	$7,317

	Three Months Ended March 31, 2025
(in thousands)	Solo Stove	Chubbies
Net sales	$26,128	$42,689
Cost of goods sold	11,470	18,173
Marketing expense	5,712	3,314
Employee-related compensation	3,309	3,434
Other segment operating expenses	7,123	6,473
Segment EBITDA	$(1,486)	$11,295

SOLO BRANDS, INC.
Consolidated Balance Sheets
(Unaudited)

(In thousands, except number of shares and par value)	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$16,456	$20,034
Accounts receivable, net of allowance for credit losses of $0.6 million and $1.1 million as of March 31, 2026 and December 31, 2025, respectively	38,652	29,764
Inventory	82,884	81,648
Prepaid expenses and other current assets	9,749	8,767
Total current assets	147,741	140,213
Non-current assets
Property and equipment, net	12,383	13,197
Intangible assets, net	97,607	100,038
Goodwill	73,119	73,119
Operating lease right-of-use assets	16,268	17,901
Other non-current assets	15,557	15,874
Total non-current assets	214,934	220,129
Total assets	$362,675	$360,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,532	$13,073
Accrued expenses and other current liabilities	29,891	30,843
Deferred revenue	1,765	1,649
Current portion of long-term debt	2,400	1,800
Total current liabilities	41,588	47,365
Non-current liabilities
Long-term debt, net	261,426	240,272
Deferred tax liability	165	6,739
Operating lease liabilities	12,526	13,888
Other non-current liabilities	677	677
Total non-current liabilities	274,794	261,576

Commitments and contingencies

Shareholders’ Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 2,558,647 and 1,847,618 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively(1)	3	2
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized; 0 and 674,319 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively(1)	—	1
Additional paid-in capital	383,346	377,331
Retained earnings (accumulated deficit)	(335,431)	(329,965)
Accumulated other comprehensive income (loss)	(433)	(274)
Treasury stock, 50,360 and 32,836 owned as of March 31, 2026 and December 31, 2025, respectively	(1,192)	(1,092)
Equity attributable to Solo Brands, Inc.	46,293	46,003
Equity attributable to noncontrolling interests	—	5,398
Total equity	46,293	51,401
Total liabilities and equity	$362,675	$360,342
(1) Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis. See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,466)	$(18,577)
Adjustments to reconcile net income (loss) to net cash and cash equivalents (used in) provided by operating activities
Restructuring, contract termination and impairment charges	—	564
Depreciation and amortization	5,234	7,136
Interest expense payable in kind	5,804	—
Noncash operating lease expense	1,636	1,985
Amortization of debt issuance costs	1,470	215
Equity-based compensation, net	617	55
Other	103	160
Change in fair value of contingent consideration	—	(70)
Deferred income taxes	(5,275)	(1,371)
Changes in assets and liabilities
Accounts receivable	(9,068)	(13,953)
Inventory	(1,366)	5,605
Prepaid expenses and other current assets	(992)	1,711
Accounts payable	(5,536)	(46,602)
Accrued expenses and other current liabilities	(2,113)	(7,094)
Deferred revenue	116	(287)
Operating lease liabilities	(1,347)	(1,438)
Other non-current assets and liabilities	113	(3,227)
Net cash provided by (used in) operating activities	(16,070)	(75,188)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,308)	(3,207)
Net cash provided by (used in) investing activities	(2,308)	(3,207)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities and term loans	15,000	277,322
Repayments of revolving credit facilities and term loans	—	(500)
Debt issuance costs paid	—	(3,798)
Surrender of stock to settle taxes on restricted stock awards	(100)	(213)
Net cash provided by (used in) financing activities	14,900	272,811
Effect of exchange rate changes on cash	(100)	(2)
Net change in cash and cash equivalents	(3,578)	194,414
Cash and cash equivalents balance, beginning of period	20,034	11,980
Cash and cash equivalents balance, end of period	$16,456	$206,394

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin as non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software development costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Adjusted Net Income (Loss)

We calculate adjusted net income (loss) as net income (loss) excluding restructuring, contract termination and impairment charges and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income (loss), adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income (loss), as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, restructuring, contract termination and impairment charges, equity-based compensation expense, and other costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.
•Restructuring, contract termination, impairment and related charges - For 2026, represents charges related to cost saving initiatives, such as reduction in force. For 2025, represents charges related to impairment of long lived assets, cost saving initiatives, such as the reduction in force, closure of distribution centers, owned retail store lease terminations, impairments and modifications, termination of underperforming licensing arrangements and other contracts, retention payments to key personnel, as well as costs related to the engagement of strategic consulting firms for operational planning, legal entity reorganizations, additional cost saving initiative identification and internal management reporting optimization.
•Amortization expense - Represents the non-cash amortization of the following:
•intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense;
•website development costs; and
•capitalized software.
•Depreciation expense - Represents the non-cash depreciation of the following:
•property and equipment; and
•tooling depreciation - tooling used in the manufacturing process that is recognized within cost of goods sold.
•Business optimization and expansion expenses - Includes the transaction with the former sellers of TerraFlame in 2025 as well as software implementation fees in 2025 and 2026 related to the optimization and enhancement of our information technology infrastructure.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, special performance stock units, executive performance stock units and employee stock purchases, with vesting occurring over time and settled with the Company’s Class A common stock. Forfeitures are recognized in the period incurred and reflected as a reduction of the non-cash expense previously recognized for awards not yet vested.
•Transaction costs - Represents costs for professional service fees incurred in connection with potential and completed registered securities offerings and merger and acquisition activities.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the prior period acquisitions.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.
•Reversal of valuation allowance - Represents the removal of the valuation allowance recorded within the period, as determined through revision of the current period tax provision to reflect the Non-GAAP Adjustments to income (loss) before income taxes.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)

Adjusted Gross Profit

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Gross profit	$32,903	$42,605
Tooling depreciation	238	223
Adjusted gross profit	$33,141	$42,828

Gross profit margin (Gross profit as a % of net sales)	52.3%	55.2%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	52.7%	55.4%

Adjusted Net Income (Loss) and Adjusted EPS

The following table reconciles net income (loss) to adjusted net income (loss) for the periods presented:

	Three Months Ended March 31,
(In thousands, except per share data)	2026	2025
Net income (loss)	$(5,466)	$(18,577)
Restructuring, contract termination, impairment and related charges	305	5,839
Amortization expense	3,659	5,007
Business optimization and expansion expense	86	1,516
Equity-based compensation expense (benefit)	617	(874)
Transaction costs	(64)	—
Changes in fair value of contingent earn-out liability	—	(70)
Tax impact of adjusting items	—	(1,539)
Reversal of valuation allowance(1)	(6,598)	2,503
Adjusted net income (loss)	$(7,461)	$(6,195)
Less: adjusted net income (loss) attributable to noncontrolling interests	—	(1,511)
Adjusted net income (loss) attributable to Solo Brands, Inc.	$(7,461)	$(4,684)

Net income (loss) per Class A common stock(2)	$(2.18)	$(8.27)

Adjusted net income (loss) per Class A common stock(2)	$(2.98)	$(3.18)

Weighted-average Class A common stock outstanding - basic and diluted(2)	2,507	1,475
(1) See our 2026 Q1 Form 10-Q Provision for Income Taxes section for additional details regarding the Corporate Simplification.
(2) Effective January 1, 2026, the Company completed a series of transactions which, among other things, resulted in all outstanding Class B common stock being cancelled and exchanged for Class A common stock on a one-for-one basis. See our 2026 Q1 Form 10-Q for additional details regarding the Corporate Simplification.

Adjusted EBITDA

The following table reconciles consolidated net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2026	2025
Net income (loss)	$(5,466)	$(18,577)
Interest expense	7,493	5,570
Income tax (benefit) expense	(6,616)	2,944
Depreciation and amortization expense	5,234	7,136
EBITDA	$645	$(2,927)
Restructuring, contract termination, impairment and related charges	305	5,839
Business optimization and expansion expense	86	1,516
Equity-based compensation expense	617	(874)
Changes in fair value of contingent earn-out liability	—	(70)
Transaction costs	(64)	—
Adjusted EBITDA	$1,589	$3,484

Net income (loss) margin (Net income (loss) as a % of net sales)	(8.7)%	(24.0)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	2.5%	4.5%